UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 2, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On February 2, 2022: (i) Paul Pereira resigned his position as a director of Alfi, Inc. (the “Company”) and all other positions he holds with the Company, and its subsidiaries and affiliates, effective as of February 2, 2022 (the “Effective Date”); and (ii) Dennis McIntosh resigned all positions he holds with the Company, and its subsidiaries and affiliates, effective as of the Effective Date. Each of Paul Pereira and Dennis McIntosh (each, an “Executive”) has agreed that his resignation constitutes termination by him of his employment with the Company. As previously disclosed, on October 22, 2021, the Company’s Board of Directors placed Paul Pereira, who was then serving as the Company’s Chief Executive Officer and President, and Dennis McIntosh, who was then serving as the Company’s Chief Financial Officer, on paid administrative leave.

In connection with his resignation, each Executive entered into a Letter Agreement with the Company pursuant to which Executive and the Company agreed that the following will constitute all of the Company’s obligations due to Executive in connection with Executive’s employment, or under the Executive’s employment agreement, with the Company: (i) the Company will pay to Executive, within thirty days of the Effective Date, Executive’s accrued but unpaid base salary through the Effective Date; (ii) the Company will reimburse Executive for his monthly COBRA premium for a period of 18 months after the Effective Date, provided Executive does not revoke his release of any Age Discrimination in Employment Act claims set forth in the limited release of claims (described below); and (iii) the Company will comply with (or continue to comply with) its existing obligations to Executive for indemnification, advancement, exculpation and hold harmless rights pursuant to the Amended and Restated By-Laws of the Company, any applicable law and/or Section 6 of Executive’s employment agreement.

Each Executive and the Company also entered into a limited release of claims pursuant to which Executive released the Company and related parties from all claims which Executive has or may have against the Company or such parties under Executive’s employment agreement and/or for any other compensation or financial remuneration due to Executive in his capacity as an employee of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: February 2, 2022